DELAWARE GROUP EQUITY FUNDS I

Registration No. 811-00249
FORM N-SAR
Annual Period Ended October 31, 2012

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 867120: v1

WS: MFG_Philadelphia: 867120: v1